Exhibit 1.1

Treasury Board and Finance	LETTERS PATENT
Pursuant to Alberta’s Loan and Trust Corporations Act

CANADA

PROVINCE OF ALBERTA

CAN:

IN THE MATTER OF THE LOAN AND TRUST CORPORATIONS ACT (THE ACT), BEING CHAPTER L-20 OF THE STATUTES OF ALBERTA, 2000 AND IN THE MATTER OF LETTERS PATENT FOR

ODYSSEY TRUST COMPANY (THE CORPORATION)

Upon the application of the Corporation and pursuant to all applicable powers, including, without limitation, the direction of the Lieutenant Governor in Council made pursuant to section 5 of the Act, the undersigned issues these Letters Patent to the Corporation incorporating it as a provincial trust corporation under the Act.

The information and the terms, conditions and restrictions set out in the attached Schedule form part of the Letters Patent hereby issued.

Dated at the City of Edmonton, Province of Alberta

This 19 day of September, 2017.

AT4058	Form authorized by the Minister of Finance of Alberta

Treasury Board and Finance	CERTIFICATE

CANADA

PROVINCE OF ALBERTA

CAN 3020718460

Pursuant to Alberta’s Loan and Trust Corporations Act.

a Certificate of Registration is issued in respect of

Odyssey Trust Company

Registration is subject to the undernoted terms, conditions or restrictions:

Odyssey Trust Company shall be prohibited from carrying on deposit-taking business.

AT4068 (Mar-2015)	Form authorized by the Minister of Finance of Alberta